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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement of Houston Lighting & Power Company (the "Company") on Form S-8 of our report dated February 21, 1997, appearing in the combined Annual Report on Form 10-K of Houston Industries Incorporated and the Company for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Houston, Texas

July 30, 1997